UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):  March 23, 2006


                       FINANCIAL FEDERAL CORPORATION
          (Exact name of Registrant as specified in its charter)


         Nevada                     1-12006                88-0244792
(State of incorporation)    (Commission file number)    (I.R.S. Employer
                                                       Identification No.)


                733 Third Avenue, New York, New York 10017
            (Address of principal executive offices) (Zip Code)


                              (212) 599-8000
           (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
           ----------------------------------------------------------------

     On March 23, 2006, Financial Federal Corporation's major operating subsidiary, Financial Federal Credit Inc., issued $200 million of fixed rate senior unsecured term notes to thirteen institutional investors through a private placement. The Company received $100 million on March 23, 2006 and will receive $100 million in May 2006. The proceeds will be used to repay debt and for general corporate purposes. The notes include $160 million due at maturity in five years with an interest rate of 5.45% and $40 million due at maturity in seven years with an interest rate of 5.56%. Interest is payable semi-annually. Prepayment of the notes is subject to a premium based on a yield maintenance formula. The restrictive covenants in the note agreement are substantially the same as the restrictive covenants in the subsidiary's existing note agreements and include limitations on its indebtedness, encumbrances, investments, dividends and other distributions to the Registrant, sales of assets, mergers and other business combinations, capital expenditures, interest coverage and net worth. The note agreement does not have a material adverse change clause.


Item 9.01   Financial Statements and Exhibits
            ---------------------------------

(d)  Exhibits:

Exhibit No.    Description of Exhibit
-----------    ------------------------------------------------------------
99.1           Press Release dated March 24, 2006 announcing term financing

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                                SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      FINANCIAL FEDERAL CORPORATION
                                      (Registrant)


                                      By:  /s/ Steven F. Groth
                                           -----------------------------
                                           Senior Vice President and
                                           Chief Financial Officer
                                           (Principal Financial Officer)


March 27, 2006
--------------
(Date)


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